EXHIBIT 23 – Consents of Experts and Counsel

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements of The Stanley Works and subsidiaries of our reports dated February 20, 2007, except for Notes G, O and P for which the date is January 3, 2008, with respect to the consolidated financial statements of The Stanley Works and subsidiaries as of and for the three years ended December 30, 2006, included in this Current Report on Form 8-K.

• Registration Statement (Form S-8 No. 2-93025)

• Registration Statement (Form S-8 No. 2-96778)

• Registration Statement (Form S-8 No. 2-97283)

• Registration Statement (Form S-8 No. 33-16669)

• Registration Statement (Form S-3 No. 33-12853)

• Registration Statement (Form S-3 No. 33-19930)

• Registration Statement (Form S-8 No. 33-39553)

• Registration Statement (Form S-3 No. 33-46212)

• Registration Statement (Form S-3 No. 33-47889)

• Registration Statement (Form S-8 No. 33-55663)

• Registration Statement (Form S-8 No. 33-62565)

• Registration Statement (Form S-8 No. 33-62567)

• Registration Statement (Form S-8 No. 33-62575)

• Registration Statement (Form S-8 No. 333-42346)

• Registration Statement (Form S-8 No. 333-42582)

• Registration Statement (Form S-8 No. 333-64326)

• Registration Statement (Form S-3 No. 333-110279)

• Registration Statement (Form S-3 No. 333-117607)

• Registration Statement (Form S-4 No. 333-133027)

/s/ Ernst & Young LLP

Hartford, Connecticut
January 3, 2008